UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 1, 2006

KKR FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	001-32542	20-1426618
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Four Embarcadero Center, Suite 2050
San Francisco, California		94111
(Address of registrant’s principal executive office)		(Zip code)

(415) 315-3620
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 1, 2006, Vincent Paul Finigan was elected to serve on KKR Financial Corp.’s (the “Company”) board of directors. Mr. Finigan replaces Scott M. Stuart, who resigned from the board of directors effective November 14, 2005.  Mr. Finigan has been appointed to serve on the Nominating and Corporate Governance Committee and the Affiliated Transactions Committee of the board of directors.

ITEM 8.01	Other Events.

On February 1, 2006, the Company issued a press release announcing that its board of directors had declared a cash dividend for the quarter ended December 31, 2005 on the Company’s common stock of $0.40 per share.  The dividend will be payable on February 28, 2006 to stockholders of record as of the close of business on February 15, 2006.

A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 8.01.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit	Description

99.1	Press Release dated February 1, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR Financial Corp.
(Registrant)

	By:	/s/ DAVID A. NETJES
	Name:	David A. Netjes
	Title:	Chief Financial Officer and
Chief Operating Officer

Dated: February 2, 2006